EXHIBIT 26-B


                          PENNSYLVANIA ELECTRIC COMPANY

                                  Statement of
                  Terms and Conditions Relating to Proposals
                               for the Purchase of
                                  Senior Notes


      Pennsylvania Electric Company ("Company") expects to issue from time to time through ---------- in one or more series not more than $725,000,000 aggregate principal amount of its Senior Notes, to be secured by one or more series of the Company's Senior First Mortgage Bonds. The Company will invite proposals, in accordance with the notice provisions and the other terms and conditions hereof, for the purchase of all or a portion of such Senior Notes. The Senior Notes to be issued in response to proposals therefor are referred to herein as the "Notes". Proposals for the purchase of the Notes may be transmitted to the Company only in accordance with the terms and conditions hereof. Any communication received by the Company relating to the purchase of the Notes other than as contemplated herein shall be treated as market information and not as a proposal.

      1.    Information Concerning the Company and the Notes.

      Prospective purchasers may examine at the office of GPU Service, Inc. 310 Madison Avenue, Morristown, New Jersey 07962, at any time during business hours, copies of the following:

      (a) the Senior Note Indenture, dated as of ------, 1999, and all indentures supplemental thereto and, when available, the form of Supplemental Indenture thereto to be dated as of the date on which the Notes are issued ("Indenture" and "Supplemental Indenture" respectively), to United States Trust Company of New York, as Trustee ("Trustee"), under which the Notes are to be issued;

      (b) the Mortgage and Deed of Trust, dated as of January 1, 1942, and all indentures supplemental thereto and, when available, the form of Supplemental Indenture, thereto to be dated as of the date on which the Senior Note First Mortgage Bonds are issued, to United States Trust Company of New York, as
Successor Trustee, under which the Senior Note First Mortgage Bonds are to be issued;

      (c)  the  Registration   Statement  (including  exhibits,  the  prospectus
contained therein ("Prospectus"), and the documents incorporated therein by reference), and any amendments or supplements thereto, relating to the Notes, filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Registration Statement");

      (d) the Securities Certificate and any amendments or supplements thereto (including exhibits) ("Securities Certificate")of the Company relating to the issuance and sale of the Notes, as filed with the Pennsylvania Public Utility Commission ("PaPUC") and the related order or orders of the PaPUC;

      (e) the Form of Proposal ("Proposal") to be used by prospective purchasers in offering to purchase each series of Notes, which includes the form of Purchase Agreement for the purchase of the Notes ("Purchase Agreement");

      (f) (1) if requested by a single prospective purchaser or a Representative, as defined below, a form of survey by Thelen Reid & Priest LLP, who are the counsel referred to in Section 8 hereof, with respect to the legality of the Notes as investments for savings banks, life and certain other insurance companies and fiduciaries in certain jurisdictions, and (2) form of a preliminary Blue Sky survey by that firm with respect to the qualification of the Notes for sale under the securities laws of various jurisdictions; and

      (g) one or more statements, when available, with respect to proposals to purchase the Notes and the terms of the Notes, which shall specify for each series of Notes being offered (1) the date and time for the submission of proposals to purchase the Notes, (2) the aggregate principal amount of Notes,
(3) the series designation of the Notes, (4) the minimum and maximum percentages of principal amounts which may be specified in the Proposal as the purchase price for the Notes, (5) the term of the Notes, which shall not be less than one year nor more than 35 years, (6) the terms and conditions upon which the Notes may be redeemed, either at the option of the Company, pursuant to any sinking fund for the Notes or otherwise, and (7) such other provisions as may be necessary or desirable to establish the terms and conditions of the Notes and the terms of proposals therefor.

      Copies of items (d) and (e) and copies of the Supplemental Indenture and the Registration Statement (excluding exhibits) will be supplied in reasonable quantities to prospective purchasers on request. The Company will make copies of the form of Supplemental Indenture and of the statement(s) referred to in item
(g) above available to prospective purchasers as soon as practicable, but in no event less than 24 hours prior to the time for the submission of proposals.

      The Company reserves the right to amend the Registration Statement and Prospectus and the Securities Certificate, and to make changes in the form of Supplemental Indenture, and in the form of any other documents relating to the issuance and sale of the Notes, at any time and from time to time with the approval of Thelen Reid & Priest LLP, or as may be provided in the Purchase

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Agreement  after such  agreement  has become  effective.  The Company  will give telephonic notice, confirmed in writing, of the date and time for the receipt of proposals and of any such amendments and changes to its request for proposals, which in its opinion are material, made prior to the submission of proposals, to any person who will be submitting a proposal and who notifies the Company c/o GPU Service, Inc. 310 Madison Avenue, Morristown, New Jersey 07962 Attn: T.G. Howson, Vice President and Treasurer, that it desires such notice and furnishes the name, address and telephone number of the person to whom such notice shall be given. The notice of any such amendment or change need not include the text thereof, but the text thereof may be examined at said office. The Notes will be issuable only in fully registered form.

      2. Form and Content of Proposals.

      Each proposal for a series of Notes must be for the purchase of the entire principal amount of such series for which proposals are being received, and shall specify (i) the interest rate (which shall be a multiple of 1/8 of 1%) on the Notes and (ii) the price to be paid to the Company for the Notes, which price shall be stated as a percent of the principal amount of the Notes and shall be not less than nor more than the minimum and maximum percentages of the principal amount thereof specified in a statement referred to in Section 1(g) hereof, plus, unless otherwise directed in a statement referred to in Section 1(g) hereof, accrued interest from the first day of the month in which the Notes are issued to the date of delivery of and payment for the Notes.

      Proposals may be made by a single prospective purchaser or by a group of prospective purchasers. No prospective purchaser who makes a separate single proposal may participate in a group proposal, and no prospective purchaser who participates in one group proposal may participate in another group proposal.

      In the case of a proposal by a group of prospective purchasers, the several members of the group shall act through a duly authorized representative or representatives (herein referred to as the "Representative"), who shall be named as Representative in such group proposal and who may be included in the group. If a proposal of a group of prospective purchasers is accepted, the obligations of the members of the group shall be several and not joint, including the obligation to purchase the principal amount of Notes set forth opposite the respective names of such members in Schedule A to such group proposal.

      If a proposal is submitted by a Representative on behalf of a group of prospective purchasers, and the principal amount of Notes to be purchased by any member of the group is incorrectly stated in Schedule A to such proposal, the Representative may correct any such error or errors forthwith upon discovery

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thereof.  If no such  correction is made or if, after all such  corrections  are made, the total principal amount set forth in said Schedule A is more or less than the entire principal amount of Notes for which proposals are being received, then the total principal amount of Notes offered to be purchased by the Representative shall be deemed to be increased or decreased, as the case may be, to the extent of the discrepancy.

      All proposals must be signed by a single prospective purchaser or, in the case of a proposal by a group of prospective purchasers, by their Representative on behalf of the group, and must be submitted in duplicate.

      3. Certain Representations by the Prospective Purchasers to be Furnished to the Company.

      By submitting a proposal for the Notes, each prospective purchaser shall be deemed to represent to the Company, as of the date of the proposal for the Notes, that, except as stated to the Company in writing prior to the time for receipt of proposals for the Notes:

            (a) neither such prospective purchaser nor any of its directors, officers or partners have a material relationship with the Company or the Company's parent, GPU, Inc.;

            (b) such prospective purchaser and its directors and officers or partners, as a group, do not own beneficially 10% or more of any class of capital stock of the Company or the Company's parent, GPU, Inc.;

            (c) neither such prospective purchaser nor any of its directors, executive officers or partners directly or indirectly controls or is directly or indirectly controlled by or is under direct common control of the Trustee;

            (d) such prospective purchaser and its directors, executive officers or partners, as a group, do not own beneficially more than 10% of the voting securities of the Trustee;

            (e) neither the Trustee nor any director, executive officer or partner thereof is a "director, officer, partner, employee, appointee or representative" of such prospective purchaser, as those terms are defined in or pursuant to the Trust Indenture Act of 1939, as amended ("1939 Act");

            (f) other than any matters disclosed to the Company pursuant to paragraphs (c), (d) and (e) above, there is no relationship between such prospective purchaser or any director, executive officer or partner thereof and any bank that would disqualify such bank under the 1939 Act that is

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      currently  acting as trustee  from so acting with  respect to any of the
      Company's debt securities;

            (g) such prospective purchaser is not a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" or "associate company" of a "holding company" or of a "public utility company", each as defined in the Public Utility Holding Company Act of 1935, as amended ("1935 Act");

            (h) such prospective purchaser has not prepared any report or memorandum for external use in connection with the proposed offering; and

            (i) such  prospective  purchaser's  commitment to purchase the Notes will not result in a violation of the financial responsibility requirements of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, and is not prohibited or restricted by any action of the SEC or of any national securities exchange applicable to such prospective purchaser.

      4.    Submission of Proposals.

      As set forth below and in a statement to be furnished to prospective purchasers pursuant to Section 1(g) hereof, the Company will receive proposals by telephone, confirmed in writing (including facsimile). The "time for the submission of proposals" as used herein shall mean the earliest time designated in a statement to be furnished to prospective purchasers pursuant to Section 1(f) hereof for submission of telephonic proposals to the Company.

            (a) Each telephonic proposal, confirmed in writing, for the Notes must be received by the Company on the date and no later than the time designated by the Company in a statement furnished to prospective purchasers pursuant to Section 1(g) hereof. Such telephonic proposals must be directed to the person and telephone number specified therein by the Company for each prospective purchaser and must provide the Company with
      (i) the name of any single prospective purchaser or all members of a group of prospective purchasers and the Representative of such group, (ii) a telephone number at which such proposal may be immediately confirmed and the name of the individual who will provide confirmation, (iii) the interest rate to be borne by the Notes and (iv) the price to be paid to the Company for the Notes stated as a percent of the principal amount of the Notes. Such telephonic proposals must be confirmed in writing by means of a duly executed proposal in writing on the form of Proposal (with Schedule A thereto completed), or by other similar written instrument acceptable to the Company and providing the information

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      required in this paragraph to be set forth, which must be delivered to the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036, Attention: Douglas E. Davidson, Esq., by 5:00 p.m. on such date, and sent by facsimile transmission to the offices of the Company at the telephone number specified by the company in a statement furnished to prospective purchasers pursuant to Section 1(g) hereof, as soon as possible but in no event more than one hour after the time specified as the deadline for receipt of telephonic proposals. Except as set forth in the fourth paragraph of Section 2 hereof, any failure by a prospective purchaser to confirm a telephonic proposal in a timely manner by a duly executed proposal in writing on the form of Proposal or other similar written instrument acceptable to the Company, with all information properly specified therein, may result in such telephonic proposal being rejected as not in the proper form as specified by the Company.

            (b) The Company reserves the right, in its discretion from time to time, to postpone the times or date for telephonic submission and written confirmation of proposals, and will give telephonic notice confirmed in writing of any such postponement to any prospective purchaser who shall have furnished its name to the Company for such purpose pursuant to
      Section 1 hereof.

            (c) The Company reserves the right to designate, not less than 24 hours prior to the time, or postponed time, specified for submission of proposals, a principal amount less than the principal amount originally specified in the Company's request for proposals for the purchase of the Notes, in which event the principal amount so designated shall be deemed to be the principal amount of the Notes.

      5. Acceptance or Rejection of Proposals.

      Subject to the reservations set forth below, the decision of the Company with respect to the proposals submitted will be announced not later than three hours after the time designated for submission of proposals on the date designated for such submission as specified in each case by the Company in a statement furnished to prospective purchasers pursuant to Section 1(g) hereof, or at such later time or date as may be fixed by the Company as provided in
Section 4(b) hereof. Within three hours of the receipt of proposals, the Company will (subject to the provisions and reservations stated below) accept the proposal which will provide the Company with the lowest "annual cost of money". Said "annual cost of money" in respect of each proposal shall be determined by the Company as twice the semi-annual rate necessary to discount the semi-annual debt service payments (interest or interest and principal as due) to amounts which in the aggregate equal the purchase price for the Notes, exclusive

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of accrued  interest.  The  decision of the Company  with  respect to the lowest
"annual cost of money" shall in all cases be final. Each proposal will be accepted or rejected in its entirety. All proposals shall be irrevocable until three hours after the time for submission of proposals, unless sooner rejected.

      If two or more such proposals provide an identical lowest "annual cost of money" to the Company, then the Company (unless it shall reject all proposals) shall by oral or telephonic announcement give the makers of such identical proposals the opportunity (the duration of which shall be in the Company's discretion, but shall not extend beyond one hour after such announcement) to improve their proposals, such improved proposals to be made in a manner similar to that specified in a statement furnished to prospective purchasers pursuant to
Section 1(g) hereof, adjusted to reflect the new proposal submission and confirmation times. The Company will accept, subject to the reservations stated below, the improved proposal which will provide the lowest "annual cost of money" to the Company. If no improved proposal is so made, or if on resubmission, two or more proposals providing an identical lowest "annual cost of money" to the Company are again received, the Company may, in its sole discretion and without liability to the maker of any other proposal, accept any one of the identical proposals providing the lowest "annual cost of money" to the Company.

      Notwithstanding the foregoing provision hereof, the Company reserves the right:

            (a) to reject all proposals (at or after the submission and confirmation thereof irrespective of the terms stated therein), and

            (b) to reject the proposal of any prospective purchaser or of any group of prospective purchasers (i) if such prospective purchaser or any member of such group of prospective purchasers is in such relationship with the Trustee as would disqualify the Trustee from acting as Trustee under the Indenture if the proposal of such prospective purchaser or group of prospective purchasers shall be accepted, (ii) if the Company, in the opinion of its counsel, may not lawfully sell the Notes to such prospective  purchaser  or to any  member  of such  group  of  prospective purchasers, and, in either such event, in the case of a group of prospective purchasers, if within one hour after the time for submission of proposals, the member or members of such group causing such disqualification or illegality have not withdrawn from the group and the remaining members, including substituted members, if any are permitted by the Company, have not agreed to purchase the Notes which such withdrawing member or members have offered to purchase, (iii) if the Company is not satisfied with the

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      financial  responsibility  of such prospective  purchaser or any member of any such group of prospective purchasers, or (iv) if the acceptance of such proposal might, in the judgment of the Company, bring about the risk of a delay in the sale of the Notes.

      6. Determination of Redemption of the Notes.

      As soon as practicable after the acceptance of a proposal, any applicable redemption prices of the Notes will be determined by the Company in accordance with a statement furnished to prospective purchasers pursuant to the statement referred to in Section 1(g) hereof. Such determination by the Company shall be final.

      7.    Purchase Agreement.

      Upon the acceptance of a proposal for the Notes, the Company will forthwith signify such acceptance by signing a duplicate or reproduction copy of the proposal of the successful purchaser, or, in the case of a proposal by a group of purchasers, of the Representative on its behalf. Upon such acceptance of a proposal, the Purchase Agreement shall become effective without any separate execution thereof, and thereafter all rights of the Company and of the successful purchaser, or group of purchasers, shall be determined solely in accordance with the terms of the proposal and such Purchase Agreement, subject, however, to such changes therein as may be appropriate if the successful purchaser or group of purchasers shall not contemplate a public offering of the Notes. Forthwith upon such acceptance of any proposal, the successful purchaser or, in the case of a proposal by a group of purchasers, the Representative on its behalf, shall furnish to the Company in writing the information which is (i) required to supplement the Prospectus and for the filing thereof, (ii) required to be filed by the Company with the PaPUC and (iii) required to be filed with the SEC under the 1935 Act.

      8. Opinion of Counsel for the Purchasers.

      Thelen Reid & Priest LLP has been selected by the Company as counsel to give to the successful purchaser or purchasers an opinion with respect to the legal matters specified in Section 5(e) of the Purchase Agreement. Such counsel has participated from the standpoint of prospective purchasers of the Notes in the preparation of the proposal papers and the documents under which the Notes are to be issued and have reviewed or will review the corporate proceedings and the registration procedure with respect to the authorization and issuance of the Notes. They have also prepared the survey referred to in Section 1(f)(2) hereof. Prospective purchasers may confer with Thelen Reid & Priest LLP with respect to any of the foregoing matters. The compensation and disbursements of such counsel are to be paid by the successful purchaser or purchasers, except as otherwise provided

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in the Purchase Agreement,  and any prospective purchaser and any Representative of a group of prospective purchasers may obtain from such counsel, upon request, advice regarding the amount of such compensation and an estimate of the amount of such disbursements.

      9.    Miscellaneous.

      The Company reserves the right to waive any irregularity, which it deems to be immaterial, in complying with any of the foregoing terms and conditions.


                              PENNSYLVANIA ELECTRIC COMPANY



                              ------------------------------------
                                By: T. G. Howson
                                    Vice President and Treasurer



[date]




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